Exhibit 10.1

NOBLE ENERGY, INC.
1992 STOCK OPTION AND RESTRICTED STOCK PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, made as of this       day of                               , by and between NOBLE ENERGY, INC., a Delaware corporation (herein called the “Company”), and                                          (herein called “Employee”),

W I T N E S S E T H:

     WHEREAS, the Compensation, Benefits and Stock Option Committee (the “Committee”) of the Company’s Board of Directors, acting under the Company’s 1992 Stock Option and Restricted Stock Plan adopted on January 28, 1992, as amended (herein called the “Plan”), has determined that it is desirable to grant an option under the Plan to Employee, who is currently employed by the Company or subsidiary (as hereinafter defined);

     NOW, THEREFORE, it is agreed as follows:

     1. Grant of Option, Option Period and Terms of Exercise of Option. The Company hereby grants to Employee the option to purchase, as hereinafter set forth,                      shares of common stock of the Company at the price of $           per share, for a period commencing one year from the date of this Agreement and terminating on the first to occur of (1) the expiration of ten years from the date of this Agreement, or (2) when the employment of Employee by the Company or a subsidiary of the Company has terminated for any reason; provided that, in accordance with the provisions of Section 9 of the Plan, the number of shares purchasable hereunder in any periods of time during which the option evidenced hereby is exercisable shall be limited as follows: (a)                      shares are purchasable commencing one year from the date of this Agreement; (b)                      shares are purchasable commencing two years from the date of this Agreement; and (c)                      shares are purchasable commencing three years from the date of this Agreement; provided further that if said employment terminates more than one year and less than ten years from the date hereof other than by reason of death, disability, or retirement, then Employee may exercise this option, to the extent he was able to do so at the date of the termination of employment, at any time within one year after such termination but not after the expiration of the ten-year period; and provided further that if said employment terminates more than one year and less than ten years from the date hereof by reason of Employee’s death, disability, or retirement, then Employee, the executor or administrator of the estate of Employee, or any person who has acquired this option directly from Employee by bequest or inheritance may exercise this option to the extent Employee was entitled to exercise it on the date of his death, disability, or retirement, at any time within five years after such death, disability, or retirement, but not after the expiration of the ten-year period. Retirement is defined in the Plan as termination of employment by a person who is 55 years of age with five or more years of credited service with the Company, or a person who has at least twenty years of credited service with the Company prior to termination of employment, or whose termination of employment with the Company by reason of retirement has been approved in writing by the Committee acting in its discretion.

Transfer of employment without interruption of service between or among the Company and its subsidiaries shall not be considered a termination of service. The term “subsidiary” as used in this Agreement shall have the meaning set forth in Section 1(m) of the Plan and shall include future as well as present subsidiaries. This option is, and is intended to be, a nonqualified stock option, and it is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code.

     2. Exercise Following Change in Control. Any provision of paragraph 1 hereof to the contrary notwithstanding, upon the occurrence of a Change in Control (as defined below) while Employee is employed by the Company or a subsidiary of the Company, (i) this option may be exercised to purchase all of the shares of Company common stock that are then subject to this option, and (ii) the phrases “more than one year and” used in paragraph 1 hereof shall not apply as a condition for the exercise of this option following a termination of Employee’s employment with the Company or a subsidiary of the Company. For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

     (1) individuals who, as of                     , constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of the Company, provided that any person becoming a director subsequent to                               , whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

     (2) the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

     (3) the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

     (4) any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the

Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock, par value $3.33-1/3 per share, of the Company (“Common Stock”) or (B) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.

Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of subparagraph (4) of this paragraph 2 solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes subparagraph (4) of this paragraph 2.

     3. No Guaranty of Employment. The grant of this option shall not be deemed to entitle Employee to continued employment by the Company or any subsidiary for any specific period of time.

     4. Requirement of Employment. Except as provided in paragraph 1 hereof, this option may not be exercised unless Employee is at the time of exercise an employee of the Company or a subsidiary.

     5. Exercise of Option. This option may be exercised by written notice signed by the Employee or electronic notice in form acceptable by the Company or its designee, either of which must be delivered to the Company or its designee. Such notice shall state the number of shares as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such shares. Promptly after demand by the Company or its designee, Employee shall pay to the Company or its designee an amount equal to any applicable withholding taxes due in connection with the exercise of this option. Payment of the purchase price of the shares and payment of the applicable withholding taxes can be accomplished under the broker-assisted exercise program administered by the Company’s designee, if any, then in effect.

     6. Delivery of Certificates Upon Exercise of Option. Delivery of the certificates representing the purchased stock shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required, provided that the Company shall have such time as it reasonably deems necessary to qualify or register such stock on any exchange that it deems desirable or necessary.

     7. Adjustments Upon Changes in Common Stock. In the event that before delivery by the Company of all the shares of stock in respect of which this option and rights are hereby granted, the Company shall have effected a common stock split or dividend payable in common stock or the outstanding common stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the option hereby granted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such stock split, stock dividend or combination. In the event of a reclassification of stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, it is agreed that the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the option and rights hereby granted.

     8. Transferability. The option evidenced hereby is not transferable by Employee other than (i) by will or the laws of descent and distribution or (ii) to a permitted transferee (as defined in the Plan) in accordance with the provisions of the Plan.

     9. Termination of Employment on Account of Fraud. Anything herein to the contrary notwithstanding, in the event of the termination of employment of Employee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a subsidiary, this option shall automatically terminate and be null and void as of the date of such termination of employment.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOBLE ENERGY, INC.

Name:

Title:

Employee signature

Employee printed name

5